Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
August 2, 2022	Dana Schroering, Contessa dschroering@contessahealth.com Tildy La Farge, Mount Sinai Health System tildy.lafarge@mountsinai.org

Mount Sinai Health System Partners with Contessa to Create Mount Sinai at Home, a Home-Based Care Continuum

Mount Sinai at Home provides home health, hospitalization at home, rehabilitation at home and palliative care at home to patients in the New York metropolitan area

New York, N.Y. and Nashville, Tenn. – August 2, 2022 - Mount Sinai Health System and Contessa, the leading comprehensive home-based care provider, announced the extension of their partnership combining Mount Sinai South Nassau’s home health agency into their existing joint venture. The new combination offers a full continuum of home-based care that includes home health, hospitalization at home, rehabilitation at home (in lieu of care at a skilled nursing facility) and palliative care at home. The home health agency will be called Mount Sinai at Home.

“This new initiative accelerates our strategic goal of delivering a continuum of home-based care to more Mount Sinai patients,” said Aaron Stein, chief operating officer at Contessa. “Mount Sinai at Home provides a strong offering to patients, providers and health plans. Together, we are truly changing healthcare by rendering care where patients want it the most, their homes.”

This new entity is the result of a strengthened joint venture between Mount Sinai Health System and Contessa, an Amedisys company (NASDAQ: AMED), which first partnered in 2017 to provide hospitalization at home and expanded in 2021 to offer palliative care at home. Mount Sinai at Home, as Mount Sinai South Nassau’s home health agency is now called, currently treats nearly 3,000 patients each year with a 96% patient satisfaction rate and maintains a 4-star quality rating from the Centers for Medicare and Medicaid.

“Mount Sinai at Home will allow South Nassau to expand our services to patients in the growing areas like ‘hospital at home,’ home care and home infusion therapy,” said Dr. Adhi Sharma, President of Mount Sinai South Nassau. “We have a long tradition of bringing high quality patient care directly to the home where it can be delivered in more comfortable and familiar surroundings, often at reduced cost. Increasingly, this is what patients want and we are pleased to be on the cutting edge of that trend.”

Several emerging trends strengthen the case for a broadening the home-based care continuum, including patient and physician preference. A recent Capital Caring Health survey found that 90% of Americans over the age of 50 want to remain in their homes and age in place. CarePort reports that home health referrals have increased during the public health emergency, but skilled nursing referrals continue to decline.

“The pandemic forced healthcare into the home, and it is a trend that is only growing,” said Margaret Pastuszko, president and chief operating officer of the Mount Sinai Health System. “Mount Sinai at Home builds upon this momentum and offers consolidated opportunities for patients and physicians, decreasing the fragmentation that often plagues the healthcare industry. It’s exciting to be creating a care model that is blazing the trail for advanced care at home.”

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About Mount Sinai Health System

The Mount Sinai Health System is one of the largest academic medical systems in the New York metro area, with more than 43,000 employees working across eight hospitals, over 400 outpatient practices, nearly 300 labs, a school of nursing, and a leading school of medicine and graduate education. Mount Sinai advances health for all people, everywhere, by taking on the most complex health care challenges of our time — discovering and applying new scientific learning and knowledge; developing safer, more effective treatments; educating the next generation of medical leaders and innovators; and supporting local communities by delivering high-quality care to all who need it. Through the integration of its hospitals, labs, and schools, Mount Sinai offers comprehensive health care solutions from birth through geriatrics, leveraging innovative approaches such as artificial intelligence and informatics while keeping patients’ medical and emotional needs at the center of all treatment. For more information, visit https://www.mountsinai.org or find Mount Sinai on Facebook, Twitter, and YouTube.

About Contessa

Contessa, an Amedisys company, delivers comprehensive home-based care in patients’ homes. An industry pioneer since 2015, Contessa provides a coordinated suite of services including Hospital-Level Care at Home, Rehabilitation Care at Home, in lieu of being admitted to nursing facilities, and Palliative Care at Home. Combining all the essential elements of an inpatient hospital or rehabilitation stay into the comfort of patient’ homes, Contessa allows partners to reimagine care delivery. Contessa utilizes Care Convergence, a proprietary technology platform, to power a seamless solution that is safe, affordable and improves patient outcomes.

Based in Nashville, the company currently partners with 12 health systems and 30 health plans serving patients in nine states. Alongside Amedisys’s 21,000+ employees in 38 states, the company has the ability to serve more patients in a full care continuum, from primary care to end-of-life, all in the comfort of home. For more information, visit contessahealth.com or follow us at @contessahealth.

About Amedisys

Amedisys, Inc. is a leading healthcare at home Company delivering personalized home health, hospice, personal care and high-acuity care services. Amedisys is focused on delivering the care that is best for our patients, whether that is home-based personal care; inpatient hospital, palliative, and skilled nursing facility (“SNF”) care in their homes; recovery and rehabilitation after an operation or injury; care focused on empowering them to manage a chronic disease; or hospice care at the end of life. More than 3,000 hospitals and 90,000 physicians nationwide have chosen Amedisys as a partner in post-acute care. Founded in 1982, headquartered in Baton Rouge, LA with an executive office in Nashville, TN, Amedisys is a publicly held company. With approximately 21,000 employees, in 550 care centers in 38 states and the District of Columbia, Amedisys is dedicated to delivering the highest quality of care to the doorsteps of more than 445,000 patients in need every year, performing more than 11.5 million visits annually. For more information about the Company, please visit: www.amedisys.com.

Forward-Looking Statements:

When included in this press release, words like “believes,” “belief,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “would,” “should,” “will” and similar expressions are intended to identify forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those described therein. These risks and uncertainties include, but are not limited to the following: the impact of the novel coronavirus pandemic (“COVID-19”), including the measures that have been and may be taken by governmental authorities to mitigate it, on our business, financial condition and results of operations, changes in or our failure to comply with existing federal and state laws or regulations or the inability to comply with new government regulations on a timely basis, changes in Medicare and other medical payment levels, our ability to open care centers, acquire additional care centers and integrate and operate these care centers effectively, competition in the healthcare industry, changes in the case mix of patients and payment methodologies, changes in estimates and judgments associated with critical accounting policies, our ability to maintain or establish new patient referral sources, our ability to attract and retain qualified personnel, our ability to keep our patients and employees safe, changes in payments and covered services by federal and state governments, future cost containment initiatives undertaken by third-party payors, our access to financing, our ability to meet debt service requirements and comply with covenants in debt agreements, business disruptions due to natural disasters or acts of terrorism, widespread protest or civil unrest, our ability to integrate, manage and keep our information systems secure, our ability to realize the anticipated benefits of acquisitions, and changes in law or developments with respect to any litigation relating to the Company, including various other matters, many of which are beyond our control. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. We expressly disclaim any obligation or undertaking, and we do not intend to release publicly any updates or changes in our expectations concerning the forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based, except as required by law.